Exhibit 99.1

Weyco Reports Third Quarter Sales and Earnings

          MILWAUKEE, Oct. 31 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS) today announced financial results for the quarter ended September 30, 2005.

          Net earnings increased 10.3% to $4.82 million, up from $4.37 million during the same quarter in 2004.  Net sales for the quarter were $55.2 million compared with $55.8 million in 2004, a decrease of 1%.  Diluted earnings per share increased to $.40 per diluted share in 2005 from $.37 per diluted share in 2004, an increase of 8%.

          Net sales in the wholesale division, which include wholesale sales and licensing revenues, were $49.2 million compared with $50.2 million in 2004. Wholesale sales were down 2% from $49.3 million in 2004 to $48.3 million in 2005.  Licensing revenues were approximately $900,000 in both 2005 and 2004. Sales of the Company’s Nunn Bush brand were up 2% and sales of Stacy Adams were down 10% for the quarter.  The Stacy Adams decrease was driven primarily by soft sales in its SAO casual sub brand.  Sales of the Company’s Florsheim brand were flat. The Company’s strategic decision to discontinue the FLS product line in the U. S. continued to adversely impact the Florsheim wholesale sales.  Sales of the other Florsheim products were up 15%.

          Retail sales were up 7% in the quarter to $6.0 million, up from $5.6 million in 2004.  Same store sales were up 5.5%.

          Operating earnings were $7.7 million, up 8.5% from $7.1 million in 2004. Operating earnings as a percent of net sales increased 130 basis points to 13.9% up from 12.6% in 2004.  The increase in operating earnings can be attributed primarily to a decrease in selling and administrative expenses as gross earnings remained relatively flat as a percent of net sales.

          “While we are pleased with our earnings increase, the overall wholesale environment is challenging and will remain so in the near term,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group.  “Our success this quarter reflected our efforts to control costs, as well as the solid performance of our Florsheim retail division.”

          The Company’s Board of Directors today declared a cash dividend of $.07 per share to all shareholders of record December 1, 2005, payable January 2, 2006.

          All share and per share amounts in this release have been adjusted to reflect the two-for-one stock split distributed to shareholders on April 1, 2005.

          Weyco Group will host a conference call on Tuesday, November 1, 2005, at 11:00 a.m. Eastern Time to discuss the third quarter financial results in more detail.  To participate in the call please dial (800) 901-5231, referencing passcode #27051516, five minutes before the start of the call.  A replay will be available for one week beginning about one hour after the completion of the call by dialing (888) 286-8010, referencing passcode #87562695. Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at http://www.weycogroup.com .

          Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, Nunn Bush NXXT, Brass Boot, Stacy Adams and SAO by Stacy Adams.  The Company also operates a small number of retail stores in the U.S. and Europe.

          This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.  Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months ended September 30		Nine Months ended September 30

	2005	2004	2005	2004

NET SALES	$55,218,588	$55,841,100	$157,795,446	$167,370,829
COST OF SALES	35,607,712	35,866,719	101,607,480	107,967,795
Gross earnings	19,610,876	19,974,381	56,187,966	59,403,034
SELLING AND ADMINISTRATIVE EXPENSES	11,959,191	12,919,417	35,524,839	37,502,695
Earnings from operations	7,651,685	7,054,964	20,663,127	21,900,339
INTEREST INCOME	298,428	119,460	710,964	360,466
INTEREST EXPENSE	(87,051)	(101,923)	(237,018)	(368,261)
OTHER INCOME (EXPENSE), net	4,260	(2,268)	(25,788)	(45,401)
Earnings before provision for income taxes	7,867,322	7,070,233	21,111,285	21,847,143
PROVISION FOR INCOME TAXES	3,045,000	2,700,000	8,060,000	8,350,000
Net earnings	$4,822,322	$4,370,233	$13,051,285	$13,497,143
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	11,575,788	11,451,066	11,555,307	11,351,136
Diluted	11,992,330	11,806,494	11,973,913	11,712,276
EARNINGS PER SHARE
Basic	$.42	$.38	$1.13	$1.19
Diluted	$.40	$.37	$1.09	$1.15
CASH DIVIDENDS PER SHARE	$.07	$.055	$.195	$.16

CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

	September 30 2005	December 31 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,889,180	$10,514,707
Marketable securities, at amortized cost	595,000	180,000
Accounts receivable, net	37,190,910	30,774,337
Inventories	36,598,254	47,620,220
Deferred income tax benefits	976,724	1,681,135
Prepaid expenses and other current assets	971,231	1,779,189
Total current assets	89,221,299	92,549,588
MARKETABLE SECURITIES, at amortized cost	25,258,953	11,123,795
OTHER ASSETS	13,871,307	13,904,006
PLANT AND EQUIPMENT, net	27,265,807	27,910,304
TRADEMARK	10,867,969	10,867,969
	$166,485,335	$156,355,662
LIABILITIES & SHAREHOLDERS’ INVESTMENT
CURRENT LIABILITIES:
Short-term borrowings	$9,484,132	$11,359,536
Accounts payable	8,976,789	6,661,241
Dividend payable	810,912	631,351
Accrued liabilities	6,376,047	8,496,615
Accrued income taxes	1,505,616	751,622
Total current liabilities	27,153,496	27,900,365
LONG-TERM PENSION LIABILITY	3,452,208	3,312,860
DEFERRED INCOME TAX LIABILITIES	5,197,549	5,394,516
SHAREHOLDERS’ INVESTMENT:
Common stock	8,988,324	4,440,565
Class B common stock	2,595,682	1,302,110
Capital in excess of par value	2,633,712	6,820,136
Reinvested earnings	116,188,698	106,747,060
Accumulated other comprehensive income	275,666	438,050
Total shareholders’ investment	130,682,082	119,747,921
	$166,485,335	$156,355,662

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the nine months ended September 30, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$13,051,285	$13,497,143
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation	1,693,347	2,003,050
Amortization	35,566	66,962
Deferred income taxes	507,444	216,251
Deferred compensation	—	37,800
Pension expense	663,453	534,720
Gain (loss) on sale of assets	(1,642)	116,174
Increase in cash surrender value of life insurance	(333,000)	(306,000)
Changes in operating assets and liabilities -
Accounts receivable	(6,416,573)	(8,245,135)
Inventories	11,021,966	(8,506,749)
Prepaids and other current assets	807,958	(141,116)
Accounts payable	2,315,548	(1,015,937)
Accrued liabilities and other	(2,406,293)	(1,287,958)
Accrued income taxes	753,994	1,708,600
Net cash provided by (used for) operating activities	21,693,053	(1,322,195)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(17,615,427)	(4,260,081)
Proceeds from maturities of marketable securities	3,029,703	3,957,915
Purchase of plant and equipment	(1,086,860)	(928,955)
Proceeds from sales of plant and equipment	4,587	230,706
Net cash used for investing activities	(15,667,997)	(1,000,415)
CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends paid	(2,074,017)	(1,750,137)
Shares purchased and retired	(1,423,656)	—
Proceeds from stock options exercised	1,722,494	1,834,601
Repayments under revolving credit agreement	(1,875,404)	(987,858)
Net cash used for financing activities	(3,650,583)	(903,394)
Net increase (decrease) in cash and cash equivalents	2,374,473	(3,226,004)
CASH AND CASH EQUIVALENTS at beginning of period	$10,514,707	$9,091,567
CASH AND CASH EQUIVALENTS at end of period	$12,889,180	$5,865,563
SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$6,848,616	$6,413,534
Interest paid	$273,507	$335,763

SOURCE  Weyco Group, Inc.
          -0-                                        10/31/2005
          /CONTACT:  John Wittkowske, Senior VP and CFO of Weyco Group, Inc., +1-414-908-1880/
          /Web site:  http://www.weycogroup.com /
          (WEYS)